FOR IMMEDIATE RELEASE

NEW YORK MORTGAGE TRUST ANNOUNCES STEPS TO REDUCE LEVERAGE

NEW YORK March 11, 2008 - New York Mortgage Trust, Inc. (OTC BB: NMTR) ("NYMT" or the "Company") announced that in connection with recent market volatility it has taken steps to reduce leverage in its portfolio of Agency mortgage-backed securities (“Agency MBS”). On March 7 and 10, 2008, the Company sold approximately $211 million of Fannie Mae mortgage-backed securities (“MBS”). As a result of the MBS sales and terminations of associated interest rate hedges, the Company realized losses of approximately $6 million. As of the close of business on March 10, 2008, the Company’s MBS securities portfolio consisted of approximately $783 million of Agency MBS and $31 million of AAA-rated non-Agency MBS. As of March 10, 2008, these securities were financed using approximately $758 million of reverse repurchase agreements with an average haircut of 5%. The Company also owns approximately $408 million of prime quality adjustable rate mortgage loans permanently financed with collateralized debt obligations and held in securitization trusts. As of March 10, 2008, the Company has $25 million of cash and unencumbered securities available to meet margin calls.

Steven Mumma, Co-Chief Executive Officer, President and Chief Financial Officer of NYMT commented, “We believe that reducing our overall portfolio leverage is a prudent decision given the recent unprecedented volatility in the Agency MBS markets. We further believe the additional liquidity created by these asset sales, combined with our existing liquidity and anticipated principal and interest payments over the next 10 days should enable New York Mortgage Trust to support its existing investments and be positioned to possibly re-deploy capital into attractive investment opportunities in the future.”

Additional details of the Company’s investment portfolio and associated financing agreements will be included on its Form 10-K for the year ended December 31, 2007, which is expected to be filed with the Securities and Exchange Commission on or about March 19, 2008.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a self-advised real estate investment trust (REIT) in the business of investing in and managing a portfolio of Agency mortgage-backed securities, prime credit quality residential adjustable-rate mortgage (ARM) loans and non-agency mortgage-backed securities. As a REIT, the Company is not subject to federal income tax, provided that it distributes at least 90% of its REIT income to stockholders.

For Further Information

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Steven R. Mumma, Co-CEO, President,	Joe Calabrese (General) 212-827-3772
Chief Financial Officer	Julie Tu (Analysts) 212-827-3776
Phone: 212-792-0107
Email:smumma@nymtrust.com

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control. The Company faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including, without limitation, that a rise in interest rates may cause a decline in the market value of the Company's assets, prepayment rates may change, borrowings to finance the purchase of assets may not be available or may not be available on favorable terms, the Company may not be able to maintain its qualification as a REIT for federal tax purposes, the Company may become affected by the risks associated with investing in mortgage loans, including changes in loan delinquencies, and the Company's hedging strategies may not be effective. The reports that the Company files with the Securities and Exchange Commission contain a fuller description of these and many other risks to which the Company is subject. Because of those risks, the Company's actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management's current expectations and intentions. The Company assumes no responsibility to issue updates to the forward-looking matters discussed in this press release.